                                                                     EXHIBIT g.2

                         MANAGEMENT FEE WAIVER AGREEMENT


      AGREEMENT made this 1st day of May, 2003, by and between CALAMOS CONVERTIBLE AND HIGH INCOME FUND, a Delaware business trust (the "Fund"), and CALAMOS ASSET MANAGEMENT, INC., an Illinois corporation (the "Manager").

                              W I T N E S S E T H:

      WHEREAS, the Fund and the Manager have separately entered into an Investment Management Agreement of even date herewith (the "Management Agreement");

      In consideration of the mutual covenants hereinafter contained, and in connection with the establishment and commencement of operations of the Fund, it is hereby agreed by and between the parties hereto as follows:

      1. For the period from the commencement of the Fund's operations through May 31, 2003 and for the 12 month periods ending May 31 in each indicated year during the term of the Management Agreement (including any continuation done in accordance with Section 15(c) of the Investment Company Act of 1940), the Manager agrees to waive a portion of its management fee under the Management Agreement by the following annual rates as a percentage of average weekly managed assets (as that term is used in the Management Agreement):

                            PERCENTAGE                                  PERCENTAGE
                           WAIVED (AS A                                WAIVED (AS A
                           PERCENTAGE OF                               PERCENTAGE OF
       PERIOD ENDING      AVERAGE WEEKLY          PERIOD ENDING       AVERAGE WEEKLY
          MAY 31          MANAGED ASSETS)            MAY 31           MANAGED ASSETS)
------------------------  ---------------    -----------------------  ---------------
2003(1).................       0.10%         2008...................       0.07%
2004....................       0.10%         2009...................       0.05%
2005....................       0.10%         2010...................       0.03%
2006....................       0.10%         2011...................       0.00%
2007....................       0.10%

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(1)   From the commencement of operations.

      2. This Agreement, and the Manager's obligation to so waive management fees hereunder, shall terminate on the earlier of (a) May 31, 2010 or (b) termination of the Management Agreement.

      3. Except as provided in paragraph 2, above, this Agreement may be terminated only by the vote of (a) the Board of Trustees of the Fund, including the vote of the members of the Board who are not "interested persons" within the meaning of the Investment Company Act of 1940, and (b) a majority of the outstanding voting securities of the Fund.

      4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder shall not be thereby affected.

      5. This Agreement is executed on behalf of the Fund by the Fund's officers as officers and not individually and the obligations imposed upon the Fund by this Agreement are not binding upon any of the Fund's Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

      IN WITNESS WHEREOF, the Fund and the Manager have caused this Agreement to be executed on the day and year above written.

                                               CALAMOS CONVERTIBLE AND HIGH
                                               INCOME FUND



                                               By: /s/ John P. Calamos
                                                   -----------------------------

ATTEST: /s/ James S. Hamman
       ----------------------------------
                                               CALAMOS ASSET MANAGEMENT, INC.


                                               By: /s/ John P. Calamos
                                                   -----------------------------
ATTEST: /s/ James S. Hamman
       ----------------------------------


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